As filed with the Securities                          Registration No. 333-54986
and Exchange Commission on April 2, 2001.
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                    Post-Effective Amendment No.1 on Form S-8
                      to Registration Statement on Form S-4
                                      under
                           The Securities Act of 1933

                      ------------------------------------


                              ZIONS BANCORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


               Utah                                   87-0227400
     ------------------------                  --------------------------
     (State of Incorporation)                  (I.R.S. Employer I.D. No.)

       One South Main, Suite 1380
          Salt Lake City, Utah                            84111
 ----------------------------------------               ---------
 (Address of Principal Executive Offices)               (Zip code)


                ELDORADO BANCSHARES, INC. 1997 STOCK OPTION PLAN
                ------------------------------------------------
                            (Full title of the plan)


                                Harris H. Simmons
                      President and Chief Executive Officer
                              ZIONS BANCORPORATION
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                          ----------------------------
                     (Name and address of agent for service)

                                 (801) 524-4787
                          ----------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

        Stanley E. Farrar, Esq.                    Michael K. Krebs, Esq.
          Sullivan & Cromwell                  Nutter, McClennen & Fish, LLP
  1888 Century Park East, Suite 2100              One International Place
     Los Angeles, California 90067              Boston, Massachusetts 02110

     This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers shares of the common stock, no par value per share (the "Shares"), of Zions Bancorporation (the "Registrant") that may be issued by the Registrant under the plans identified above. The Registrant originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on February 5, 2001 (File number 333-54986). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of this Form S-8 have been or will be sent or given to the participant without charge in the Eldorado Bancshares, Inc. 1997 Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. These documents are available without charge, upon written or oral request to the Secretary of Zions Bancorporation, One South Main, Suite 1380, Salt Lake City, Utah 84111, telephone number (801) 524-4787.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference in this Registration Statement:

        (a) the prospectus included as part of the Registration Statement on Form S-4 (File No. 333- 54986) in the form in which it was filed on February 5, 2001;

        (b) the description of the Registrant's common stock and rights set forth in its registration statements on Form 10 and Form 8-A filed pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed with the Commission for the purpose of updating such descriptions.

        (c) Annual Report on Form 10-K for the year ended December 31, 1999; and

        (d) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since December 31, 1999.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Utah law provides for indemnification of directors and officers as follows:

        16-10a-902 Authority to Indemnify Directors. (1) Except as provided in Subsection (4), a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (a) his conduct was in good faith; and (b) he reasonably believed that his conduct was in, or not opposed to, the corporation's best interests; and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. (2) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection (1)(b). (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section. (4) A corporation may not indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.
(5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        16-10a-903 Mandatory Indemnification of Directors. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense or any claim, issue, or matter in the proceeding, to which he was a party because he is or was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

        16-10a-907 Indemnification Of Officers, Employees, Fiduciaries, And Agents. Unless a corporation's articles of incorporation provide otherwise: (1) an officer of the corporation is entitled to mandatory indemnification under
Section 16-10a-903, and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and
(3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

        16-10a-908 Insurance. A corporation may purchase and maintain liability insurance on behalf of person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify him against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907. Insurance may be procured from any insurance company designated by the board of directors, whether the insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

        16-10a-909 Limitations of Indemnification of Directors. (1) A provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract (except an insurance policy) or otherwise, is valid only if and to the extent the provision is not inconsistent with this part. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation. (2) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

Article XVIII of the Registrant's Restated Articles of Incorporation provides as follows:

        No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director's duty or loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (3) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibits  Description and Method of Filing
--------  --------------------------------

4.1 Restated Articles of Incorporation dated November 8, 1993 (incorporated by reference to Exhibit 3.1 of Form S-4 filed on November 22, 1993, SEC File No. 0-2610).
4.2 Articles of Amendment to the Restated Articles of Incorporation dated April 30, 1997 (incorporated by reference to Exhibit 3.1 of Form 10-Q for the quarter ended June 30, 1997, SEC File No. 0-2610).
4.3 Articles of Amendment to the Restated Articles of Incorporation dated April 24, 1998 (incorporated by reference to Exhibit 3 of Form 10-Q for the quarter ended June 30, 1998, SEC File No. 0-2610).
4.4       Restated By-laws adopted January 19, 2001.*
4.5 Shareholder Protection Rights Agreement, dated September 27, 1996 (incorporated by reference to Exhibit 1 of Form 8-K filed October 12, 1996, SEC File No. 0-2610).
5.1       Opinion of Sullivan & Cromwell.*
5.2       Opinion of Callister, Nebeker & McCullough, a Professional
          Corporation.*
23.1 Consent of KPMG LLP, former independent auditor for Zions Bancorporation (filed herewith).
23.2 Consent of PricewaterhouseCoopers LLP, independent auditor for Eldorado Bancshares, Inc. (filed herewith).
23.3      Consent of Sullivan & Cromwell (included in Exhibit 5.1).*
23.4 Consent of Callister, Nebeker & McCullough, a Professional Corporation (included in Exhibit 5.2).*
24.1      Powers of Attorney.*
99.1      Eldorado Bancshares, Inc. 1997 Stock Option Plan (filed herewith).

------------
* Previously filed in this Registration Statement on Form S-4.

Item 9.  Undertakings.

          (a)       The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

                              (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                              (iii) To include any material information with
                    respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that the undertakings set forth in paragraphs
          (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on March 30, 2001.

                                            ZIONS BANCORPORATION

                                            By:/s/ Harris H. Simmons
                                               ----------------------------
                                               Harris H. Simmons, President
                                               and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Capacity                      Date
-----------------------------    ---------------------------   -----------------

/s/ Harris H. Simmons            President, Chief Executive    April 2, 2001
-----------------------------    Officer and Director
Harris H. Simmons

         *                       Executive Vice President      April 2, 2001
-----------------------------    and Chief Financial Officer
Dale M. Gibbons

         *                       Senior Vice President         April 2, 2001
-----------------------------    and Controller
Nolan X. Bellon

         *                       Chairman and Director         April 2, 2001
-----------------------------
Roy W. Simmons

         *                       Director                      April 2, 2001
-----------------------------
Jerry C. Atkin

         *                       Director                      April 2, 2001
-----------------------------
R.D. Cash

         *                       Director                      April 2, 2001
-----------------------------
L.E. Simmons

         *                       Director                      April 2, 2001
-----------------------------
Grant R. Caldwell

         *                       Director                      April 2, 2001
-----------------------------
I.J. Wagner

         *                       Director                      April 2, 2001
-----------------------------
Roger B. Porter

         *                       Director                      April 2, 2001
-----------------------------
Richard H. Madsen

         *                       Director                      April 2, 2001
-----------------------------
Robert G. Sarver

         *                       Director                      April 2, 2001
-----------------------------
Shelley Thomas


* By:  /s/ Harris H. Simmons
     ------------------------
         Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibits  Description and Method of Filing
--------  --------------------------------

4.1 Restated Articles of Incorporation dated November 8, 1993 (incorporated by reference to Exhibit 3.1 of Form S-4 filed on November 22, 1993, SEC File No. 0-2610).

4.2 Articles of Amendment to the Restated Articles of Incorporation dated April 30, 1997 (incorporated by reference to Exhibit 3.1 of Form 10-Q for the quarter ended June 30, 1997, SEC File No. 0-2610).

4.3 Articles of Amendment to the Restated Articles of Incorporation dated April 24, 1998 (incorporated by reference to Exhibit 3 of Form 10-Q for the quarter ended June 30, 1998, SEC File No. 0-2610).

4.4       Restated By-laws adopted January 19, 2001.*

4.5 Shareholder Protection Rights Agreement, dated September 27, 1996 (incorporated by reference to Exhibit 1 of Form 8-K filed October 12, 1996, SEC File No. 0-2610).

5.1       Opinion of Sullivan & Cromwell.*

5.2       Opinion of Callister, Nebeker & McCullough, a Professional
          Corporation.*

23.1 Consent of KPMG LLP, former independent auditor for Zions Bancorporation (filed herewith).

23.2 Consent of PricewaterhouseCoopers LLP, independent auditor for Eldorado Bancshares, Inc. (filed herewith).

23.3      Consent of Sullivan & Cromwell (included in Exhibit 5.1).*

23.4 Consent of Callister, Nebeker & McCullough, a Professional Corporation (included in Exhibit 5.2).*

24.1      Powers of Attorney.*

99.1      Eldorado Bancshares, Inc. 1997 Stock Option Plan (filed herewith).

-------------
* Previously filed in this Registration Statement on Form S-4.